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                                                                       EXHIBIT 5

                         BRADLEY ARANT ROSE & WHITE LLP


                                December 2, 1997

Cavalier Homes, Inc.
Highway 41 North and Cavalier Road
Addison, AL 35540

Gentlemen:

         In our capacity as counsel for Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), we have examined the Registration Statement on Form S-4 (the "Registration Statement"), in form as proposed to be filed by Cavalier with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, relating to the proposed merger (the "Merger") of Belmont Homes, Inc., a Mississippi corporation ("Belmont") with and into Crimson Acquisition Corp., a Mississippi corporation and a wholly-owned subsidiary of Cavalier, and the issuance of up to 7,609,189 shares of common stock, par value $0.10 per share (the "Shares"), of Cavalier, and associated preferred share purchase rights (the "Rights") in connection with the Merger. Pursuant to the Merger, each holder of shares of common stock of Belmont will receive shares of Cavalier common stock. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

         Upon the basis of the foregoing, we are of the opinion that:

         (i) the Shares and Rights to be offered under the Registration Statement, to the extent actually issued pursuant to the Merger, will have been duly and validly authorized and issued and will be fully paid and nonassessable; and

         (ii) under the laws of the State of Delaware, no personal liability will attach to the ownership of the Shares and Rights.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the inclusion of the statements made in reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement and Prospectus which is a part of the Registration Statement.



                                Very truly yours,


                                /s/ Bradley Arant Rose & White LLP